Exhibit 99.1

Microbot Medical® Announces the Addition of Senior Commercial Executive with Proven Track Record to Accelerate Commercial Readiness in Europe, the Middle East, and Asia (EMEA)

Commencement of activities in international markets is supported by the successful completion of the Limited Market Release, followed by the Recent Full Market Release in the U.S.

Strong physician interest at recent Society of Interventional Radiology conference and rising awareness across markets outside the U.S. supports commercial readiness throughout heavily populated regions

HINGHAM, Mass., April 30, 2026 -- Microbot Medical Inc. (Nasdaq: MBOT), developer and distributor of the innovative LIBERTY Endovascular Robotic System, is continuing to implement its growth strategy with the appointment of Alon Tamir as Vice President of Sales, Europe, the Middle East and Asia (EMEA). The Company will continue to prioritize its commercial efforts in the U.S. market, while establishing regulatory, operational, and commercial core capabilities required to enter international markets. The Company’s approach for EMEA will leverage the successful commercial launch of the LIBERTY system to expand into key international markets, either by utilizing its FDA clearance or through the CE mark, which is expected by the end of this year. In this capacity, Mr. Tamir will lead the development and execution of a comprehensive EMEA sales strategy, including go-to-market strategies, distribution, and strategic partnerships, new product launches tailored to market needs, and regulatory requirements across the region.

Mr. Tamir brings over two decades of experience in medical technology, with a successful track record of translating strategic vision into measurable impact. The EMEA region represents a significant growth opportunity. The Company believes Europe alone represents a peripheral endovascular procedure volume comparable to that of the United States, at approximately 2.3 million procedures, underscoring a significant opportunity for expansion beyond the U.S. market.

The Company received U.S. Food and Drug Administration (FDA) clearance for its technology in September 2025 and remains on track with its MDR process, with the anticipation of receiving a CE mark approval by the end of 2026. The Company also plans to pursue opportunities in countries where it can leverage its FDA clearance, which may help accelerate international expansion.

“Endovascular robotics is at an inflection point, and LIBERTY is leading that transformation,” commented Alon Tamir, Vice President of Sales, Europe, the Middle East and Asia (EMEA). “With over two decades of experience across the diagnostic, interventional, and robotics space, I’ve rarely seen a technology so well positioned — FDA-cleared, already commercially launched, and now advancing toward CE mark approval. The opportunity in EMEA is substantial, and I am committed to ensuring we capture it with the same discipline and execution that defined the U.S. launch.”

“As we continue to focus on the U.S. market, and build on the growing adoption of the LIBERTY System, especially after entering the Full Market Release phase, it is equally important that we establish a robust commercial readiness strategy in certain international markets, applying the same disciplined approach that supported our successful execution ahead of commencing commercialization in the U.S.,” commented Harel Gadot, Chairman, CEO and President. “Alon’s addition strengthens our ability to expand our presence in key markets outside the U.S. and advance key distribution and strategic partnerships, leveraging local expertise to ensure a well-coordinated commercial strategy ahead of regulatory approval in these markets.”

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a commercial stage medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the first single-use, remotely operated robotic solution designed for precision, efficiency and safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care.

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements to future financial and/or operating results, future adoption of products, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

IR@microbotmedical.com

Media@microbotmedical.com